Exhibit 10.46

DATA443 RISK MITIGATION, INC.

NOTICE OF RESTRICTED STOCK UNIT GRANT

in accordance with the

data443 risk mitigation, inc. 2023 Equity incentive plan

Hand Delivered and Via Email – [Insert Grantee’s Email Address]

[Insert Grantee Name]

[Insert Grantee Address]

Dear [Insert Grantee Name],

You have been granted restricted stock units with respect to shares of the Common Stock of DATA443 RISK MITIGATION, Inc. (the “Company”) as follows, subject to the terms of the DATA443 RISK MITIGATION, Inc. 2023 Equity Incentive Plan and the attached Restricted Stock Unit Award Agreement.

Date of Grant:	[Insert Date of Grant]

Total Number of Shares Subject to RSUs:	[Insert # of RSUs Granted]

Vesting Schedule:	Subject to the Plan and the Restricted Stock Unit Award Agreement, the RSUs shall become vested as follows:
[Insert Applicable Vesting Schedule/Conditions]

This Notice of Restricted Stock Unit Grant may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Notice of Restricted Stock Unit Grant transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[SIGNATURE PAGE FOLLOWS]

By your signature and the signature of the Company’s representative below, you and the Company agree that these RSUs are granted under and governed by the terms and conditions of the DATA443 RISK MITIGATION, Inc. 2023 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement, all of which are attached and made a part of this document.

COMPANY

DATA443 RISK MITIGATION, INC.

By:
[OFFICER NAME]
[TITLE]

4000 Park Drive, Suite 400
Research Triangle Park, NC 27709

GRANTEE

[Insert Name of Grantee]

Address:

[Insert Grantee Address]

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DATA443 RISK MITIGATION, INC.

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of [Insert Grant Date] (the “Grant Date”) by and between Data443 Risk Mitigation, Inc., a Nevada corporation (the “Company”) and [GRANTEE NAME] (the “Grantee”).

WHEREAS, the Company has adopted the Data443 Risk Mitigation, Inc. 2023 Equity Incentive Plan (the “Plan”) pursuant to which awards of Restricted Stock Units may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Stock Units provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Restricted Stock Units.

1.1 Pursuant to Section 6.3 of the Plan, the Company hereby issues to the Grantee on the Grant Date an Award consisting of, in the aggregate, [#] Restricted Stock Units (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

1.2 The Restricted Stock Units shall be credited to a separate account maintained for the Grantee on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

2. Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Grantee to the Company.

3. Vesting.

3.1 Except as otherwise provided herein, provided that the Grantee remains in service with the Company or an affiliate, whether as an employee, consultant or director (“Continuous Service”) through the applicable vesting date, the Restricted Stock Units will vest in accordance with the following schedule (the period during which restrictions apply, the “Restricted Period”):

Vesting Date	Number of Restricted Stock Units That Vest
[TO COME]	[TO COME]

Once vested, the Restricted Stock Units become “Vested Units.”

3.2 [The foregoing vesting schedule notwithstanding, if the Grantee experiences a Termination of Service as a result of the Grantee’s death, Disability, or a termination by the Company or an Affiliate without Cause (each, a “Qualifying Termination”), 100% of the unvested Restricted Stock Units shall vest as of the date of such Qualifying Termination.]

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3.3 [The foregoing vesting schedule notwithstanding, upon the occurrence of a Change in Control, 100% of the unvested Restricted Stock Units shall vest as of the date of the Change in Control.]

4. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period and until such time as the Restricted Stock Units are settled in accordance with Section 6, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Grantee and all of the Grantee’s rights to such units shall immediately terminate without any payment or consideration by the Company.

5. Rights as Shareholder; Dividend Equivalents.

5.1 The Grantee shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the Restricted Stock Units unless and until the Restricted Stock Units vest and are settled by the issuance of such shares of Common Stock.

5.2 Upon and following the settlement of the Restricted Stock Units, the Grantee shall be the record owner of the shares of Common Stock underlying the Restricted Stock Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).

5.3 The Grantee shall not be entitled to any Dividend Equivalents with respect to the Restricted Stock Units to reflect any dividends payable on shares of Common Stock.

5.4 The Dividend Equivalents credited to the Grantee’s Account will be deemed to be reinvested in additional Restricted Stock Units (rounded to the nearest whole share) and will be subject to the same terms and conditions as the Restricted Stock Units to which they are attributable and shall vest or be forfeited (if applicable) at the same time as the Restricted Stock Units to which they are attributable. Such additional Restricted Stock Units shall also be credited with additional Restricted Stock Units as any further dividends are declared.

6. Settlement of Restricted Stock Units.

6.1 Subject to Section 9 hereof, shares of unrestricted Common Stock (“Shares”) shall be issued with respect to vested Restricted Stock Units on the earliest to occur of: (1) [INSERT VESTING DATE]; (2) [Grantee’s separation from service (within the meaning of Code Section 409A) as the result of a Qualifying Termination]; (3) a Change in Control; or (4) Participant’s death (as applicable, the “Settlement Date”). In all instances, subject to the terms of this Award Agreement, the Shares will be issued within sixty (60) days of the applicable Settlement Date and if the sixty (60) day period straddles two calendar years, Participant will not under any circumstances be permitted, directly or indirectly, to designate the taxable year in which the Restricted Stock Units are settled. Promptly following the Settlement Date, the Company shall (a) issue and deliver to the Grantee the number of shares of Common Stock equal to the number of Vested Units; and (b) enter the Grantee’s name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Grantee.

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6.2 If the Grantee is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Grantee becomes eligible for settlement of the RSUs upon his “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six (6) months following the Grantee’s separation from service and (b) the Grantee’s death.

6.3 To the extent that the Grantee does not vest in any Restricted Stock Units, all interest in such Restricted Stock Units (and any related Dividend Equivalents) shall be forfeited. The Grantee has no right or interest in any Restricted Stock Units that are forfeited.

6.4 Notwithstanding the above, in the event that the Grantee is terminated at any time by the Company for Cause, Grantee shall forfeit all vested Restricted Stock Units which have not yet settled by issue of shares of Common Stock to Grantee. Additionally, Grantee’s issued Shares connected with settled Restricted Stock Units shall remain subject to any applicable Company clawback policy then in effect.

7. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an employee, consultant or director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s service at any time, with or without Cause.

8. Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Article VIII of the Plan.

9. Tax Liability and Withholding.

9.1 The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a) tendering a cash payment.

(b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Stock Units; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.

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(c) delivering to the Company previously owned and unencumbered shares of Common Stock.

9.2 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax- Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items.

10. Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

11. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

13. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

14. Restricted Stock Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

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15. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

16. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

18. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

19. Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

20. No Impact on Other Benefits. The value of the Grantee’s Restricted Stock Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

22. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DATA443 RISK MITIGATION, INC.

By:
Name:
Title:

Grantee:	[Grantee Name]